Exhibit 12

                   MSW ENERGY HOLDINGS II LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                             (dollars in thousands)




                                                                 For the Year Ended
                                                                  December 31, 2004
                                                               ------------------------
EARNINGS:
        Pre-tax income from continuing operations
            before adjustment for minority interest
            in consolidated subsidiary                         $                 66,578

        Less earnings attributable to Ref-Fuel
            Holdings prior to consolidation
                                                                                  6,148
                                                               -----------------------------
                                                               $                 60,430


        Add (deduct):
            Fixed charges                                      $                 50,486
            Distributed earnings of Ref-Fuel Holdings
               prior to consolidation                                            31,500
                                                               -----------------------------
        Earnings, as adjusted                                  $                142,416
                                                               =============================

FIXED CHARGES:
        Interest expense                                       $                 50,486
                                                               -----------------------------
        Fixed charges                                          $                 50,486
                                                               =============================

RATIO OF EARNINGS TO FIXED CHARGES:                                                     2.82  x
                                                               =============================




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